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Exhibit (a)(1)(G)
[Election Form]

                                  ELECTION FORM

Please type the following:

YOUR NAME:  _____________________Social Security No.: ____________________
                                (or Government ID No.)

GRANT NUMBER(s) OF ELIGIBLE OPTION(s) TENDERED FOR EXCHANGE:

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Please select one of the following using an "X":

____ ACCEPT -- please check here if you accept the Offer and tender your Eligible Option(s) for exchange.

____ REJECT -- please check here if you reject the Offer and revoke the tender of previously tendered Eligible Option(s).


If you Accept the Offer, please select one or more of the following using an "X":

____ PAYROLL DEDUCTION -- please check here to have taxes deducted from your paycheck(s) remaining in 2001.

____ PERSONAL PAYMENT -- please check here if you are going to provide Terayon Communication Systems, Inc. with cash or a personal check to pay the income and employment taxes no later than December 13, 2001 by 5 p.m. (Pacific Standard Time).

____ STOCK PAYMENT -- check here to use a portion of the Common Stock granted to you as a Stock Bonus to pay income and employment taxes.